Exhibit 99.2

AMENDED AND RESTATED EMPLOYMENT AND

SEVERANCE PROTECTION AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AND SEVERANCE PROTECTION AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2020 (the “Effective Date”), by and between CROWN CRAFTS, INC., a Delaware corporation (the “Company”), and E. RANDALL CHESTNUT, an individual resident of the State of Louisiana (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive have previously entered into that certain: (a) Employment Agreement, dated July 23, 2001, as amended by that certain First Amendment to Employment Agreement, dated as of November 6, 2008; and (b) Amended and Restated Severance Protection Agreement, dated as of April 20, 2004, as amended by that certain First Amendment to Amended and Restated Severance Protection Agreement, dated as of November 6, 2008 (clause (a) and (b) together, the “Original Agreements”); and

WHEREAS, in connection with the orderly transition of certain aspects of the management of the Company, including the transition of the duties of Executive in his capacity as the President and Chief Executive Officer of the Company (the “Transition”), the Company and Executive desire to amend and restate the Original Agreements in their entirety in the manner hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.     Term. The term of this Agreement shall commence on the Effective Date and shall end on April 2, 2023, unless terminated earlier by either party as provided in Section 5 hereof (the “Term”).

SECTION 2.     Employment and Duties.

2.1.     Positions and Duties. Subject to the terms hereof and except as otherwise provided in this Section 2, during the Term, the Company hereby agrees to continue to employ Executive: (a) as the President, Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”) until January 4, 2021; and (b) as the Chief Executive Officer of the Company until such time as the Board appoints a new Chief Executive Officer and as Chairman of the Board until such time as Executive is no longer a member of the Board. In such capacities, Executive shall perform such duties and shall have such responsibilities as are normally associated with such positions, including those duties and responsibilities reasonably necessary in furtherance of the Transition.

2.2.     Transition of Position and Duties.

(a)     The parties acknowledge and agree that, in connection with the Transition, the Board intends to appoint Olivia Elliott as President and Chief Operating Officer of the Company, effective January 4, 2021. The President and Chief Operating Officer will report to the Chief Executive Officer.

(b)     In connection with the Transition, the Board may appoint, during the Term, a new Chief Executive Officer of the Company. During the period commencing upon the appointment of a new Chief Executive Officer of the Company and ending on the earlier of April 2, 2023 and the Termination Date (as hereinafter defined), Executive shall continue to be an employee of the Company and, in lieu of the duties described in Section 2 hereof, Executive shall provide to the Company services reasonably necessary to support the new Chief Executive Officer of the Company, as mutually determined by the reasonable judgment of the Board, the Chief Executive Officer and Executive (provided that such services shall not be greater than those services required by the Chief Executive Officer), and Executive shall continue to serve as Chairman of the Board in the event and for so long as he continues to serve as a member of the Board.

2.3.     Devotion of Time and Attention. During the period commencing with the Effective Date and ending March 28, 2021, Executive shall devote substantially all of his business time and attention to his duties hereunder. During the period commencing March 29, 2021 and ending on the earlier of April 2, 2023 and the Termination Date, Executive shall devote such time and attention as reasonably necessary to fulfill his duties and responsibilities in furtherance of the Transition. Commencing March 29, 2021 and continuing through the end of the Term, Executive shall be permitted to perform all duties and responsibilities remotely; provided that, during such period, Executive shall make himself available for five (5) business days during each calendar month during the Term (with the specific business days being as reasonably determined by Executive) to perform his duties and responsibilities at the Company’s offices or other business locations or to otherwise travel for purposes of Company business (including, without limitation, travel to offices of customers and suppliers and trade shows). Nothing in this Section 2.3 shall be deemed to restrict Executive from: (a) engaging in personal investment activities for Executive and his family that do not give rise to any conflict of interests with the Company or its affiliates; (b) subject to the prior approval of the Board, accepting directorships unrelated to the Company that do not give rise to any conflict of interests with the Company or its affiliates; and (c) engaging in charitable and civic activities, including serving on the board for not-for-profit organizations, so long as such activities and outside interests described in clauses (a), (b) and (c) hereof do not interfere, in any material respect, with the performance of Executive’s duties hereunder.

SECTION 3.     Compensation and Benefits.

3.1.     Salary. During the period commencing on the Effective Date and continuing through the earlier of March 28, 2021 and the Termination Date, Executive shall be paid a salary of $463,500 per annum. During the period commencing March 29, 2021 and continuing through the earlier of April 3, 2022 and the Termination Date, Executive shall be paid a salary of $231,750 per annum. During the period commencing April 4, 2022, and continuing through the earlier of April 2, 2023 and the Termination Date, Executive shall be paid a salary of $154,484.66 per annum. The applicable salary payable to Executive pursuant to this Section 3.1 shall be paid in bi-weekly installments, less any deductions and withholdings required by applicable law.

3.2.     Cash Bonus. Executive shall be eligible to receive, with respect to the Company’s 2021 fiscal year which ends March 28, 2021, a bonus pursuant to the Company’s bonus plan for its highly compensated executives (the “2021 Bonus”). The terms and the calculation of the 2021 Bonus shall be consistent with past practice in respect of annual bonuses granted by the Company to Executive. The 2021 Bonus shall be paid no later than July 31, 2021, provided that Executive continues to be employed with the Company as of March 28, 2021. Except for the 2021 Bonus, during the Term, Executive shall not be eligible for any cash bonuses.

3.3.     Annual Restricted Stock Grant. During the Term, so long as Executive is a member of the Board, the Company shall provide to Executive an annual grant of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s 2014 Omnibus Equity Compensation Plan (each, a “Stock Award”) at the time that the Company makes the annual grant to non-employee members of the Board. Each such Stock Award shall represent the number of shares of the Common Stock and shall be subject to terms and conditions commensurate with the stock awards granted to non-employee members of the Board.

3.4.     Reimbursement of Business Expenses. The Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive at the request of, or on behalf of, the Company. All such expenses shall be documented and submitted in accordance with the Company’s business expense policy.

3.5.     Reimbursement of Moving Expenses. The parties acknowledge and agree that, during the Term, Executive intends to relocate his primary residence to South Carolina. The Company shall pay reasonable moving expenses in connection with his relocation to South Carolina; provided, that the moving expenses payable pursuant to this Section 3.5 shall not exceed $30,000.

3.6.     Executive Benefits. During the Term, Executive and his dependents shall be entitled to participate in any medical, dental, hospitalization, disability, accident, life insurance, and 401(k) plans or arrangements of the Company, in each case, subject to the applicable eligibility and other terms and provisions of such plans and arrangements.

SECTION 4.     Payment for Accrued Vacation; Conveyance of Vehicle Title; Stock Repurchase.

4.1.     Payment for Accrued Vacation. On the Company’s first payroll date on or immediately following March 28, 2021, the Company shall pay to Executive all accrued but unpaid vacation and other paid time off earned under the Company’s policies through March 28, 2021.

4.2.     Conveyance of Vehicle. No later than January 4, 2021, the Company shall transfer, convey and assign to Executive, free and clear of all liens and encumbrances of any kind or nature whatsoever, all of the Company’s right, title and interest in and to the 2016 Ford F-150 used by Executive in connection with his employment by the Company. Any fees associated with the transfer of such vehicle shall be borne by the Company.

4.3.     Stock Repurchase.

(a)     Within one (1) business day following the Effective Date, Executive shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase, acquire and accept from Executive, 250,000 shares of Common Stock owned by Executive (the “Shares”). The purchase price for the Shares shall be $7.5435 per share, resulting in an aggregate purchase price of $1,885,875.00 (the “Purchase Price”).

(b)     In connection with the purchase of the Shares pursuant to Section 4.3(a), Executive shall deliver to the Company all of Executive’s right, title and interest in and to the Shares by delivery of one or more certificates, stock powers and/or other instruments of assignment reasonably acceptable to Executive and the Company. Within one (1) business day following the Effective Date, the Company shall pay to Executive the Purchase Price in cash by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Executive to the Company.

(c)     Executive hereby represents and warrants to the Company that Executive has good and valid title to the Shares, free and clear of any liens and encumbrances of any kind or nature whatsoever (except for restrictions which arise under applicable federal and state securities laws), and has not, in whole or in part: (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares or its ownership rights in such Shares; or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares.

SECTION 5.     Termination.

5.1.     Certain Definitions. For purposes of this Agreement, the terms set forth below will have the following meanings:

(a)      “Accrued Compensation” means an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including, to the extent not previously paid: (i) salary; (ii) reimbursement for reasonable and necessary business expenses incurred by Executive on behalf of the Company; (iii) vacation pay; and (iv) benefits due under any indemnification, insurance or other plan or arrangement to which Executive may be entitled according to the documents governing such plans or arrangements (including, without limitation, this Agreement), including, but not limited to, coverage under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), to which he and/or his beneficiaries may be entitled under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and all related state and local laws.

(b)     “Cause” shall exist if Executive has been convicted of a felony or a felony prosecution has been brought against Executive or if Executive’s termination of employment is evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that Executive: (i) intentionally and continually failed to substantially perform his reasonably assigned duties with the Company (other than a failure resulting from Executive’s Disability or from Executive’s assignment of duties that would constitute “Good Reason” as hereinafter defined), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to Executive specifying the manner in which Executive has failed to substantially perform; or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that: (A) where Executive has been terminated for Cause because a felony prosecution has been brought against him and no conviction or plea of guilty or plea of nolo contendere or its equivalent results therefrom, then said termination shall no longer be deemed to have been for Cause and Executive shall be entitled to all the benefits provided by Section 5.8(b) hereof from and after the date on which the prosecution of Executive has been dismissed or a judgment of acquittal has been entered, whichever shall first occur; and (B) no termination of Executive’s employment shall be for Cause as set forth in clause (ii) above until: (1) there shall have been delivered to Executive a copy of a written notice setting forth that Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail; and (2) Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of Executive’s counsel, if Executive so desires). No act, nor failure to act, on Executive’s part, shall be considered “intentional” unless Executive has acted or failed to act, with a lack of good faith and with a lack of reasonable belief that Executive’s action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

(c)     “Disability” means a physical or mental infirmity which impairs Executive’s ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days, and Executive has not returned to his employment prior to the Termination Date.

(d)     “Good Reason” means a good faith determination by Executive, in Executive’s sole and absolute judgment, that any one or more of the following events or conditions has occurred, without Executive’s express written consent:

(i)     the assignment to Executive of any duties inconsistent with Executive’s duties or responsibilities as Chief Executive Officer (it being agreed that the appointment of a new Chief Executive Officer will not constitute Good Reason);

(ii)     a reduction by the Company in Executive’s salary as provided in Section 3.1 hereof;

(iii)     any failure to pay Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

(iv)     the Company requiring Executive, after March 28, 2021, to be based in any particular location, except for reasonably required travel on Company business which is not greater than the travel requirements described in Section 2 hereof;

(v)     the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy by the Company;

(vi)     any purported termination of Executive’s employment for Cause by the Company which does not comply with the terms of Section 5.1(b) and Section 5.2 hereof; or

(vii)     any material breach by the Company of any provision of this Agreement.

(e)      “Termination Date” means: (i) in the case of Executive’s death, his date of death; (ii) in the case of Executive’s voluntary termination, the last day of employment; and (iii) in all other cases, the date specified in the Notice of Termination (as hereinafter defined); provided, however, that if Executive’s employment is terminated by Executive other than for Good Reason, then the Termination Date shall be at least sixty (60) days from the date of the Notice of Termination delivered by Executive to the Company.

5.2.     Termination by the Company for Cause. The Company may terminate this Agreement and Executive’s employment hereunder effective immediately for Cause subject to compliance with Section 5.1(b). Any termination of Executive’s employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements set forth the definition of “Cause” in Section 5.1(b) hereof.

5.3.     Termination by the Company for Convenience. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement and Executive’s employment hereunder for any reason (or no reason) other than Cause upon thirty (30) days’ prior written notice to Executive.

5.4.     Termination by Executive for Good Reason. Executive may terminate this Agreement and resign his employment hereunder at any time for Good Reason by written notice to the Company; provided, however, any assertion by Executive of a termination for Good Reason shall not be effective unless all of the following conditions have been satisfied: (a) Executive shall have provided the Company with a written notice of the event or condition constituting Good Reason within thirty (30) days following the initial existence of such event or condition; (b) the Company has not reversed or otherwise cured the event or condition constituting Good Reason to the extent curable within thirty (30) days of receiving such written notice; and (c) Executive resigns from his position with the Company within thirty (30) days following the expiration of such cure period.

5.5.     Death or Disability. Upon the death of Executive, Executive’s employment under this Agreement shall automatically terminate. Upon the Disability of Executive, the Company or Executive may terminate Executive’s employment under this Agreement. The parties acknowledge and agree that, upon Executive’s death or termination of employment as a result of Disability, except as set forth in Section 5.8, the Company’s obligations under this Agreement shall then cease, notwithstanding that Executive may be entitled to certain benefits, including any long-term disability insurance benefits.

5.6.     Termination by Executive for Convenience. Executive may terminate this Agreement and resign his employment hereunder for any reason (or no reason) other than for Good Reason upon sixty (60) days’ prior written notice to the Company.

5.7.     Expiration of Term. If Executive’s employment shall be terminated due to the normal expiration of the Term or if Executive remains employed with the Company as an at-will employee following the expiration of the Term, then the Company shall have no further obligations to Executive or Executive’s legal representatives under this Agreement, other than for payment of Accrued Compensation. The Company shall pay any such Accrued Compensation on or by the next regular payday for the pay period which includes the last day of the Term.

5.8.     Effect of Termination.

(a)     If this Agreement and Executive’s employment with the Company hereunder is terminated: (i) by the Company for Cause or Disability; (ii) by reason of Executive’s death; or (iii) by Executive other than for Good Reason, then the Company shall pay to Executive all Accrued Compensation on or by the next regular payday for the pay period which includes the Termination Date and, if not previously paid, the 2021 Bonus in accordance with Section 3.2 hereof.

(b)     If this Agreement and Executive’s employment with the Company hereunder is terminated by the Company without Cause or by Executive for Good Reason, then:

(i)     the Company shall pay Executive all Accrued Compensation on or by the next regular payday for the pay period which includes the Termination Date;

(ii)     if not previously paid, the Company shall pay Executive the 2021 Bonus in accordance with Section 3.2 hereof;

(iii)     the Company shall continue to pay Executive’s salary starting on the first day after the Termination Date and ending April 2, 2023, which amounts shall be determined in accordance with Section 3.1 and shall be payable in regular installments in accordance with the Company’s payroll policies and procedures then in effect; provided, however, that if Executive’s employment is terminated by Executive for Good Reason, then the Company shall pay the amount due to Executive under this Section 5.8(b)(iii) in one lump sum payment no later than fifteen (15) days after the Termination Date;

(iv)     through the remainder of the Term, the Company shall issue to Executive any Stock Awards to which Executive would have been entitled pursuant to Section 3.3 had this Agreement and Executive’s employment hereunder not been terminated;

(v)     if Executive properly elects group health insurance coverage continuation pursuant to COBRA and remains eligible for COBRA health insurance continuation, payment or reimbursement by the Company of Executive’s group health insurance premiums for COBRA health insurance continuation shall continue until the first to occur of: (A) Executive’s return to employment with the Company or another employer or becoming eligible for alternative medical insurance, as the case may be, through the Company or another employer; (B) Executive’s death; or (C) April 2, 2023.

(c)     Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment. The severance payments and benefits provided for in this Section 5.8 shall be in lieu of any other severance or termination payments to which Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. Notwithstanding anything in this Agreement to the contrary, the Company’s obligation to make severance payments under this Section 5.8 shall terminate immediately if Executive takes any actions that violate the provisions of Section 6 hereof, and the termination of the Company’s obligation to make such severance payments shall not relieve Executive of Executive’s obligations under Section 6 hereof.

5.9.     Notice of Termination.  Any purported termination of this Agreement and Executive’s employment hereunder by the Company or by Executive (other than due to Executive’s death or the normal expiration of the Term) shall be communicated by written notice to the other party, which notice shall indicate the specific termination provision in this Agreement relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated (“Notice of Termination”).

SECTION 6.     Restrictive Covenants.

6.1.     Non-Disclosure of Confidential Information.

(a)     Executive recognizes and agrees that the business of the Crown Crafts Companies (as hereinafter defined ) is highly competitive and that, in the course of Executive’s employment, Executive has and will become acquainted with Confidential Information (as hereinafter defined) belonging to the Crown Crafts Companies which is valuable, specialized and a unique asset of the Crown Crafts Companies.

(b)     For purposes of this Agreement, the terms set forth below will have the following meanings:

(i)     “Crown Crafts Companies” means the Company and each of its direct and indirect subsidiaries as to which Executive received any Confidential Information, performed any services or was employed.

(ii)     “Trade Secret” means any information, including a formula, pattern, compilation, program, device, method, technique or process, that: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(iii)     “Confidential Information” means data and information: (A) relating to the business of the Crown Crafts Companies, regardless of whether the data or information constitutes a Trade Secret; (B) disclosed to Executive by any of the Crown Crafts Companies or of which Executive became aware as a consequence of Executive’s relationship with any of the Crown Crafts Companies; (C) having value to the Crown Crafts Companies; (D) not generally known to competitors of the Crown Crafts Companies; and (E) which includes Trade Secrets, methods of operation, names of customers and suppliers, price lists and methodologies, strategies, financial information, technical information, projections, route books, personnel data and similar information; provided, however, that such term shall not mean data or information which has: (1) been voluntarily disclosed to the public by the Crown Crafts Companies, except where such public disclosure has been made without authorization from the Crown Crafts Companies; (2) been independently developed and disclosed by others; or (3) otherwise entered the public domain through lawful means and without any action or omission on the part of Executive.

(c)     Executive agrees that, while Executive is employed by the Company and following the termination of Executive’s employment, regardless of whether the employment ends voluntarily or involuntarily and regardless of whether the Term has expired, Executive shall treat and maintain as confidential any Confidential Information, regardless of the medium in which it is maintained or stored, and shall not disclose to any unauthorized persons or entities or use for Executive’s own account or for the benefit of any third party any Confidential Information, without the prior written consent of the Company, in each case, for so long as the information remains Confidential Information or a Trade Secret, as applicable.

(d)     In the event that Executive is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then Executive shall notify the Company promptly of the request or requirements so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 6.1. If, in the absence of a protective order or receipt of a waiver hereunder, Executive is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or government agency or else stand liable for contempt or penalties, then Executive may disclose the Confidential Information to such tribunal or government agency; provided, however, that Executive shall use his reasonable efforts to obtain, at the request and expense of the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

(e)     During Executive’s employment with the Company, Executive is required to observe all security measures adopted to protect Trade Secrets and Confidential Information.

(f)      Upon the request of the Company and, in any event, upon the termination of his employment with the Company, Executive shall deliver to the Company all memoranda, notes, records, manuals or other documents, including all copies of such materials containing Trade Secrets or Confidential Information, whether made or compiled by Executive or furnished to him from any source by virtue of his employment with the Company.

(g)     Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits or restricts Executive from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Executive individually (and not directed to the Company) from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law.

6.2.     Non-Competition.

(a)     Executive agrees that the Crown Crafts Companies are engaged in the highly competitive business of manufacturing, marketing and distributing infant, toddler and juvenile bedding and blankets, and infant and toddler bibs, soft bath products, disposable products and accessories. Executive agrees that, due to his position and access to Confidential Information, Executive engaging in any business that is competitive with the Crown Crafts Companies will cause the Crown Crafts Companies great and irreparable harm.

(b)     Executive agrees that his work for or on behalf of the Crown Crafts Companies will bring him into close contact with many of the customers, prospective customers, Trade Secrets and Confidential Information of the Crown Crafts Companies. Executive further agrees that the covenants in Section 6.1, Section 6.2, Section 6.3, Section 6.4 and Section 6.5 of this Agreement are reasonable and necessary to protect the Crown Crafts Companies’ legitimate business interests in their customer relationships, Trade Secrets and Confidential Information. Executive acknowledges that, to protect adequately the interest of the Crown Crafts Companies in their business, it is essential that any noncompetition covenant with respect thereto cover all Competitive Positions and the entire Restricted Territory (as such terms are hereinafter defined).

(c)     For purposes of this Agreement, the terms set forth below will have the following meanings:

(i)     “Business Activities” means all activities of the type engaged in by Executive for any of the Crown Crafts Companies during the immediately preceding two (2) years of Executive’s employment with the Company.

(ii)     “Competing Business” means a business that, wholly or partly, directly or indirectly, engages in manufacturing, marketing or distribution of infant, toddler and juvenile bedding or blankets, infant and toddler bibs, soft bath products, disposable products or related accessories.

(iii)     “Competitive Position” means: (A) Executive’s direct or indirect equity ownership (excluding ownership of less than one percent (1%) of the outstanding common stock of any publicly held corporation) or control of any portion of any Competing Business; (B) Executive serving as a director, officer, consultant, lender, joint venturer, partner, agent, advisor or independent contractor of or to any Competing Business (except where Executive’s duties would relate to divisions or activities which do not compete with the Company); or (C) any employment arrangement between Executive and any Competing Business whereby Executive is required to or does perform services for the Competing Business substantially similar to services that Executive performed for the Company.

(iv)     “Material Contact” means contact between Executive and a customer or prospective customer: (A) with whom or which Executive dealt on behalf of the Company or any of the other Crown Crafts Companies; (B) whose dealings with Executive or any of the other Crown Crafts Companies were coordinated or supervised by Executive; (C) about whom Executive obtained Confidential Information in the ordinary course of business as a result of his association with the Company or any of the other Crown Crafts Companies; or (D) who receives products or services authorized by the Company or any of the other Crown Crafts Companies, the sale or provision of which results or resulted in compensation, commissions or earnings for Executive.

(v)     “Restricted Territory” means the geographic area consisting of each state in the United States in which, during the immediately preceding two (2) years prior to the date of the expiration or earlier termination of Executive’s employment with the Company: (A) Executive engaged in, supervised or assisted in any Business Activities; or (B) were present any customers that the Company or any of the other Crown Crafts Companies serviced, marketed to or sold to, or actively sought prospective customers, and with whom Executive had Material Contact (as hereinafter defined). For purposes of reference, Executive and the Company acknowledge and agree that such geographic area at the date of this Agreement is comprised of the District of Columbia and each and every state within the continental United States.

(vi)     “Restricted Period” means a period of time that is one (1) year following the expiration or earlier termination of this Agreement, but which period, in no event shall end prior to April 2, 2023.

(d)     Executive agrees that he will not, without the prior written consent of the Board, either directly or indirectly, alone or in conjunction with any other person or entity, accept, enter into or attempt to enter into a Competitive Position in the Restricted Territory at any time during his employment with the Company or during the Restricted Period.

6.3.     Non-Solicitation of Customers.

(a)     Executive agrees that, while employed by the Company, Executive will have contact with and become aware of the Crown Crafts Companies’ customers and the representatives of those customers, their names and addresses, specific customer needs and requirements and leads and references to prospective customers. Executive further agrees that loss of such customers will cause the Crown Crafts Companies great and irreparable harm.

(b)     Executive agrees that he will not, without the prior written consent of the Board, either directly or indirectly, alone or in conjunction with any other person or entity, solicit, entice or induce any customer, or actively sought or prospective customer, of any of the Crown Crafts Companies in which Executive had Material Contact during the Term for or on behalf of any Competing Business in the Restricted Territory at any time during his employment with the Company and during the Restricted Period.

6.4.     Non-Solicitation of Executives. Executive agrees that he will not, without the prior written consent of the Board, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or attempt to solicit any officer or any other “key or material” employee, consultant, contractor or other personnel of any of the Crown Craft Companies in the Restricted Territory to terminate, alter or lessen that party’s affiliation with the Crown Craft Companies or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company at any time during his employment with the Company or for a period of two (2) years thereafter. For purposes of this Section 6.4, “key or material” employees, consultants, contractors or other personnel shall mean those such persons or entities who have direct access to or have had substantial exposure to Confidential Information or Trade Secrets.

6.5.     Non-Interference with Vendors and Suppliers. Executive agrees that, while employed by the Company, Executive will have contact with and become aware of the Crown Crafts Companies’ vendors and suppliers and their respective representatives, names and addresses. Executive agrees that, during his employment with the Company and during the Restricted Period, he will not, without the prior written consent of the Board, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or induce, or attempt to solicit or induce, any vendor or supplier of any of the Crown Crafts Companies with which Executive had Material Contact during the Term to terminate, alter or lessen such vendor’s or supplier’s affiliation with the Crown Craft Companies or to violate the terms of any agreement or understanding between such vendor or supplier and any Crown Crafts Company.

6.6.     Severability. If any provision of this Section 6 is determined to be invalid, illegal or unenforceable, in whole or in part, then such provision shall be modified so as to be enforceable to the maximum extent permitted by law. If such provision cannot be modified to be enforceable, then the provision shall be severed from this Agreement to the extent unenforceable. In this regard, the Company and Executive hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the geographic restrictions, any prohibited business activity or any time period from the coverage of this Section 6 and to apply the provisions of this Section 6 to the remaining portion of the geographic restrictions, the remaining business activities and the remaining time period not so severed by such judicial authority.

6.7.     Third-Party Beneficiary. The parties acknowledge and agree that Executive’s obligations under this Section 6 are intended to directly benefit each of the Crown Crafts Companies, and that in the event of Executive’s breach of any obligation under this Section 6 involving, concerning or relating to any of the Crown Crafts Companies, other than the Company, such Crown Crafts Company shall be deemed a third-party beneficiary of this Agreement and may bring an action to enforce its terms directly against Executive.

6.8.     Injunctive Relief. Executive hereby agrees that any remedy at law for any breach of the provisions contained in Section 6.1, Section 6.2, Section 6.3, Section 6.4 or Section 6.5 hereof shall be inadequate and that the Crown Crafts Companies shall be entitled to injunctive relief in addition to any other remedy that any of the Crown Crafts Companies might have under this Agreement. Executive further acknowledges and agrees that the existence of any claim or cause of action by Executive against any of the Crown Crafts Companies, whether or not predicated upon Executive’s employment relationship, shall not relieve Executive of his obligations under Section  6 hereof and otherwise shall not operate as a defense to the enforcement of Section 6 hereof.

SECTION 7.     Intellectual Property, Inventions and Patents.

7.1.     Work Product. Executive acknowledges and agrees that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, methods of doing business, processes, programs, designs, analyses, drawings, reports, data, software, trade secrets, firmware, logos, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any of its affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed, acquired, contributed to, made or reduced to practice by Executive (whether alone or jointly with others) while employed by the Company (collectively, “Work Product”), belong to the Company or such affiliate. Executive shall promptly disclose Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company or any of its affiliates (whether during or after the Term) to establish and confirm such ownership (including providing testimony and executing assignments, consents, powers of attorney and other instruments). The provisions of this Section 7 will apply to all Work Product, including that which is first reduced to practice and developed during or prior to the Term, whether or not further development or reduction to practice may take place after termination of this Agreement.

7.2.     Work Made for Hire. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” under the copyright laws of the United States, and ownership of all rights therein shall vest in the Company or its applicable affiliate. To the extent that any Work Product is not deemed to be a “work made for hire,” Executive hereby assigns and agrees to assign to the Company or such affiliate all right, title and interest, including the intellectual property rights that Executive may have, in and to such Work Product. Executive agrees to execute any documents and take any actions (at the Company’s expense) that may be legally required to effect and confirm such transfer and assignment and waiver.

SECTION 8.     Compliance with Section 409A.

8.1.     General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A, either as separation pay due to an involuntary separation from service or as a short-term deferral, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. In no event shall Executive, directly or indirectly, designate the calendar year of payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and, in no event, shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

8.2.     Specified Executives. Notwithstanding any provision in this Agreement to the contrary, if, at the time of Executive’s separation from service with the Company, Executive is a “specified employee” (as defined for purposes of Section 409A) and it is necessary to postpone the commencement of any severance payments otherwise payable pursuant to this Agreement as a result of such separation from service to prevent any accelerated or additional tax under Section 409A, then the Company will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) that are not otherwise exempt from Section 409A until the first payroll date that occurs after the date that is six (6) months following Executive’s separation from service with the Company (as determined under Section 409A). If any payments are postponed pursuant to this Section 8.2, then such postponed amounts will be paid in a lump sum to Executive on the first payroll date that occurs after the date that is six (6) months following Executive’s separation from service with the Company. If Executive dies during the postponement period prior to the payment of any postponed amount, then such amount shall be paid to the personal representative of Executive’s estate within sixty (60) days after the date of Executive’s death.

8.3.     Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(a)     the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(b)     any reimbursement of an eligible expense shall be paid to Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(c)     any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

SECTION 9.     Miscellaneous.

9.1.     Successors: Binding Agreement.

(a)     This Agreement shall be binding upon, and shall inure to the benefit of, the Company, its successors and assigns, and the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assign, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the Termination Date hereunder. As used in the agreement, the Company shall mean the Company and any successor or assign that executes and delivers the agreement provided for in this Section 9.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b)     This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, then all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devise, legatee or other designee or, if there be no such designee, then to Executive’s estate.

9.2.     Cooperation. During the Term and thereafter, unless Executive is advised by Executive’s separate legal counsel not to do so because of an actual or potential conflict of interest between Executive and the Company or its affiliates, Executive agrees to cooperate reasonably with the Company and its affiliates in any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute with a third party as reasonably requested by the Company (including being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all reasonably pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this Section 9.2, and Executive deems it appropriate to hire his own legal counsel, the Company shall reimburse Executive for the reasonable costs for such legal counsel and Executive’s reasonable travel expenses upon submission of receipts, and Executive will be entitled to receive reasonable compensation agreed to by the parties for any such cooperation Executive provides after his employment with the Company. Any such payments shall be paid within thirty (30) days after Executive’s submission of receipts for such costs. For avoidance of doubt, the obligations of Executive in this Section 9.2 shall not apply in any dispute or proceeding between Executive and the Company or its affiliates.

9.3.     Director/Officer Indemnification. Executive shall be entitled to the same rights to indemnification (and advancement of expenses) in connection with his service as a director of the Company as the other Board members and the same rights to indemnification (and advancement of expenses) in connection with his service as an executive officer of the Company as any other executive officers and such indemnification rights shall survive the termination of his employment under this Agreement or the termination of his service as a director for no less than six (6) years following such termination.  Executive’s rights to indemnification include all such rights arising pursuant to, and to the fullest extent permissible under the Company’s Certificate of Incorporation and Bylaws. During the Term and for six (6) years thereafter, Executive shall be entitled to directors’ and officers’ liability insurance coverage that is no less favorable to Executive in any material respect than the coverage then provided to other directors and officers of the Company (as such coverage may be amended from time to time for such directors and officers); provided, however, the Company or any successor may purchase a six (6) year “tail” policy on terms no less favorable to Executive than the existing directors’ and officers’ liability coverage and such “tail” policy satisfy all obligations to obtain and maintain insurance pursuant to this Section 9.3.

9.4.     Further Assurances. Following the Effective Date, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement, including Section 4 hereof.

9.5.     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail (followed by delivery by overnight courier) or by registered or certified mail (postage prepaid, return receipt requested) to the intended recipient as follows:

(a)       If to Executive, addressed to:

Randall Chestnut

916 South Burnside Avenue

Gonzales, Louisiana 70737

with a copy to (which shall not constitute notice):

Arnall Golden & Gregory LLP

171 17th Street NW, Suite 2100

Atlanta, Georgia 30063

Attn: Jonathan Golden, Esq.

(b)      If to the Company, addressed to:

Crown Crafts, Inc.

916 South Burnside Avenue

Gonzales, Louisiana 70737

Attn: Board of Directors

and

Crown Crafts, Inc.

916 South Burnside Avenue

Gonzales, Louisiana 70737

Attn: President

with a copy to (which shall not constitute notice):

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, Georgia 30303
Attn: David Thunhorst, Esq.

Any party hereto may change the address to which notices, requests, claims, demands and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

9.6.     Governing Law. This Agreement shall be governed by and constructed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

9.7.     Fees. The Company shall pay all reasonable legal fees incurred by Executive as a result of or in connection with Executive negotiating the terms of this Agreement or successfully enforcing any right or benefit provided by this Agreement.

9.8.     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the provisions hereof, all of which shall remain in full force and effect.

9.9.     Entire Agreement; Amendment; Waiver. This Agreement, together with any exhibits hereto, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement shall constitute an amendment and restatement of the Original Agreements in their entirety. It shall not be necessary to make reference to the Original Agreements, the terms of which are entirely superseded by the provisions of this Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.10.     Headings; Interpretation. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto acknowledge and agree that each party reviewed and participated in the drafting and preparation of this Agreement and that this Agreement shall not be construed against either party by virtue of its role or its counsel’s role in drafting it. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.

9.11.     Survival. Notwithstanding any expiration or termination of the Term, the provisions of Section 5.8, Section 6, Section 7, Section 8 and Section 9 shall survive and remain in full force and effect, as shall any other provision hereof that, by its terms or reasonable interpretation thereof, sets forth obligations that extend beyond the termination of this Agreement.

9.12.     Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the others. Executed counterpart signature pages delivered by facsimile or electronic .pdf format transmission or other electronic means shall be fully effective for all purposes.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized representative, and Executive has executed and delivered this Agreement, all as of the day and year first above written.

THE COMPANY:

CROWN CRAFTS, INC.

By:	/s/ Zenon S. Nie
Name:	Zenon S. Nie
Title:	Chairman of the Compensation Committee

EXECUTIVE:

/s/ E. Randall Chestnut
E. RANDALL CHESTNUT

[Signature Page to Amended and Restated Employment Agreement and Severance Protection Agreement]